EXHIBIT 16

                      [LETTERHEAD OF LEWIS W. PARKER, III]


December 21, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Farnsworth Bancorp, Inc.
                  ------------------------

Ladies and Gentlemen:

         I have read Item 4 of the Current Report on Form 8-K dated October 20, 1998, of Farnsworth Bancorp, Inc. and am in agreement with the statements contained in the second and third paragraphs thereof.

                                           Sincerely,


                                           /s/Lewis W. Parker, III
                                           -------------------------------------
                                           Lewis W. Parker, III